As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Suez

(Exact name of registrant as specified in its charter)

The Republic of France	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16, rue de la Ville l’Evêque, F75008

Paris, France

(Address of principal executive offices)

Spring 2004 Plan

(Full title of the plan)

Tractebel North America, Inc.

Attn: Timothy R. Dunne, General Counsel

1990 Post Oak Boulevard, Suite 1900

Houston, TX 77056-4499

(713) 636-0000

(Name, address and telephone number,

including area code, of agent for service)

With a copy to:

Suez Corporate Legal Department

16, rue de la Ville l’Evêque

F75008 Paris, France

(331) 40-06-64-00

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	100,000	$19.38(2)	$1,938,000	$245.54(2)

(1)	The proposed maximum offering price per Share in Euros, calculated pursuant to Rule 457(c), is based on the average of the high and low price of a Suez Share on the Euronext Paris Stock Exchange on August 26, 2004, and was converted into U.S. Dollars at an exchange rate of USD$1.2102 per Euro published on August 26, 2004 by Bloomberg.

(2)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following information shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents:

(a) The Annual Report on Form 20-F of Suez for the Fiscal Year ended December 31, 2003.

(b) All other reports filed by Suez pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, since December 31, 2003.

(c) The description of the Shares contained in Items 9 and 10 of Suez’s Registration Statement on Form 20-F dated August 29, 2001.

All documents subsequently filed by Suez pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Suez has taken out a Directors and Officers Liability Policy (“Policy”) for the benefit of its officers and directors. Subject to its terms, conditions, and exclusions, that Policy insures the directors and officers for claims made against them for wrongful acts committed by them in their capacities as directors and officers of Suez and certain of its subsidiaries.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

4.1	Bylaws of Suez.

5.1	Opinion of Patrice Herbet (General Counsel Corporate of Suez) regarding the validity of the securities being registered

23.1	Consent of Barbier Frinault & Autres - Ernst & Young and Deloitte Touche Tohmatsu - Audit

23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren BCVBA – KPMG Accountants NV

23.3	Consent of Patrice Herbet (General Counsel Corporate of Suez) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

Item 9. Undertakings

(a) The undersigned registrant (the “Registrant”) hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or

(ii)	any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on September 1, 2004.

SUEZ

By:	/s/ Gérard Mestrallet
M. GERARD MESTRALLET Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Yves De Gaulle, General Secretary of Suez, and Patrice Herbet, General Counsel Corporate, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the date indicated.

Signature	Title

/s/ Gérard Mestrallet M. GERARD MESTRALLET	Chief Executive Officer, Chairman of Management Board

/s/ Gérard Lamarche M. GERARD LAMARCHE	Chief Financial Officer

/s/ Christelle Martin Mme. CHRISTELLE MARTIN	Controller

/s/ Jean Gandois M. JEAN GANDOIS	Director, Vice-Chairman of Management Board

/s/ Albert Frère M. ALBERT FRERE	Director, Vice-Chairman of Management Board

/s/ Edmond Alphandery M. EDMOND ALPHANDERY	Director

/s/ Antonio Brufau M. ANTONIO BRUFAU	Director

/s/ René Carron M. RENE CARRON	Director

/s/ Gérard Cromme M. GERARD CROMME	Director

/s/ Etienne Davignon M. le Vicomte ETIENNE DAVIGNON	Director

M. PAUL DESMARAIS Jr	Director

/s/ Lucien Douroux M. LUCIEN DOUROUX	Director

/s/ Jacques Lagarde M. JACQUES LAGARDE	Director

/s/ Anne Lauvergeon Mme ANNE LAUVERGEON	Director

/s/ Jean Peyrelevade M. JEAN PEYRELEVADE	Director

/s/ Thierry de Rudder M. THIERRY DE RUDDER	Director

/s/ Jean-Jacques Salane M. JEAN-JACQUES SALANE	Director

/s/ Lord Simon of Highbury LORD SIMON OF HIGHBURY	Director

/s/ Timothy Richard Dunne M. TIMOTHY RICHARD DUNNE	Duly Authorized Representative of Suez in the United States

EXHIBIT INDEX

Exhibit No.	Description	Page Number

4.1	Bylaws of Suez

5.1	Opinion of Patrice Herbet (General Counsel Corporate of Suez) regarding the validity of the securities being registered

23.1	Consent of Barbier Frinault & Autres - Ernst & Young and Deloitte Touche Tohmatsu - Audit

23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren BCVBA - KPMG Accountants NV

23.3	Consent of Patrice Herbet (General Counsel Corporate of Suez) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)